UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2016

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Executive Vice Presidents

On July 6, 2016, Erie Indemnity Company (the “Company”) announced that Douglas E. Smith has been appointed Interim Executive Vice President of Products and of Sales and Marketing. The Company also announced that Patrick J. Burns has been appointed Interim Executive Vice President of Services. Both appointments are effective July 7, 2016.

Mr. Smith, who is 42 years old, has been serving as Senior Vice President of Personal Lines Underwriting since 2009. Having joined the Company in 1999 as an Actuarial Analyst II, Mr. Smith has also served as Actuarial Analyst III, Associate Actuary, Supervisor of Personal Pricing & Forecasting, Actuary and Assistant Vice President and Supervisor of Pricing & Modeling.

Mr. Burns, who is 53 years old, has been serving as Senior Vice President of Corporate Claims since July 2015. Mr. Burns joined the Company in 1999 as Assistant Vice President and Claims Manager. He was promoted to Vice President and Claims Manager in 2011 and served in that capacity until July 2015.

The compensation arrangements for Messrs. Smith and Burns each include an annual base salary of $325,000 and provide for continued participation in the Company’s Annual and Long-Term Incentive Plans. Messrs. Smith and Burns will also continue to participate in the Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees and various employee benefit programs offered by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

July 6, 2016	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Corporate Secretary and Senior Counsel